Avaya Q2 2015 Earnings Call May 7, 2015

© 2015 Avaya Inc. All rights reserved. 2 Forward Looking Statements Certain statements contained in this presentation are forward-looking statements, including statements regarding our future financial and operating performance, as well as statements regarding our future growth plans and drivers, including statements about our anticipated capital structure transactions and the use of proceeds therefrom. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will" or other similar terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to our filings with the SEC that are available at www.sec.gov and in particular, our 2014 Form 10-K filed with the SEC on November 26, 2014. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation should be read in conjunction with our Form 8-K filed with the SEC on May 7, 2015. Within this presentation, we refer to certain non‐GAAP financial measures that involve adjustments to GAAP measures. Reconciliations between our non-GAAP financial measures and GAAP financial measures are included on the last three slides of this presentation. These slides, as well as current and historical financial data are available on our web site at www.avaya.com/investors . None of the information included on the website is incorporated by reference in this presentation. Historical amounts presented reflect the sale of ITPS.

© 2015 Avaya Inc. All rights reserved. 3  Revenue of $995 million, down $84 million from the prior quarter In constant currency, down 6% sequentially and 3% year-over-year In line with historical sequential pattern – Cloud and managed services, professional services, and leading edge contact center solutions each grew revenue compared to Q2 fiscal 2014 – Software and Services accounted for over 72% of total company revenue – Cloud and managed services revenues continue to account for over approximately 7-8% of total company revenue – Bookings for products and one-time services were essentially flat year-over-year in constant currency – Product book-to-bill was >1.0 with each of the theaters also >1.0  Gross margin reached new record of 60.2% – Increased 10 basis points sequentially and 160 basis points year-over-year  Operating income of $162 million and 16.3% operating margin  Adjusted EBITDA of $208 million and 20.9% of revenue – Up $13 million year-over-year in constant currency  Cash increased sequentially to $332 million – Free Cash Flow positive for the second consecutive quarter Fiscal Q2 2015 Financial Highlights (Amounts are non-GAAP)

© 2015 Avaya Inc. All rights reserved. 4 Quarterly Income Statement (All amounts non-GAAP and dollars in millions) Revenue: FQ2 2015 FQ1 2015 FQ2 2014 Product $487 $549 $532 Services $508 $530 $528 Total Revenue $995 $1,079 $1,060 Gross Margin: Product 62.6% 63.0% 61.8% Services 57.9% 57.2% 55.3% Total Gross Margin 60.2% 60.1% 58.6% Operating Margin 16.3% 17.9% 13.4% Adjusted EBITDA $208 $239 $185 Adjusted EBITDA % 20.9% 22.2% 17.5% NOTE: Historical amounts presented reflect the sale of ITPS For a reconciliation of non-GAAP to GAAP financial information, please see the appendix.

© 2015 Avaya Inc. All rights reserved. 5 Quarterly Income Statement – Constant Currency Comparison (All amounts non-GAAP and dollars in millions) As Reported Revenue: FQ2 2015 FQ1 2015 FQ2 2014 Product $487 $543 $520 Services $508 $520 $507 Total Revenue $995 $1,063 $1,027 Gross Margin: Product 62.6% 63.2% 62.1% Services 57.9% 57.9% 56.6% Total Gross Margin 60.2% 60.7% 59.4% Operating Margin 16.3% 18.6% 14.8% Adjusted EBITDA $208 $244 $195 Adjusted EBITDA % 20.9% 22.9% 19.0% NOTE: Historical amounts presented reflect the sale of ITPS For a reconciliation of non-GAAP to GAAP financial information, please see the appendix. In Constant Currency

© 2015 Avaya Inc. All rights reserved. 6 Quarterly Revenue by Geographic Region (All amounts non-GAAP and dollars in millions) Revenue FQ2 2015 FQ1 2015 FQ2 2014 U.S. $531 $572 $532 EMEA $266 $301 $313 APAC $104 $101 $112 AI $94 $105 $103 Total $995 $1,079 $1,060 % of Total Revenue U.S. 53% 53% 50% EMEA 27% 28% 29% APAC 11% 9% 11% AI 9% 10% 10% Total 100% 100% 100% NOTE: Historical amounts presented reflect the sale of ITPS

© 2015 Avaya Inc. All rights reserved. 7 Quarterly Revenue by Geographic Region Constant Currency Comparison (All amounts non-GAAP and dollars in millions) As Reported Revenue FQ2 2015 FQ1 2015 FQ2 2014 U.S. $531 $572 $532 EMEA $266 $291 $291 APAC $104 $99 $109 AI $94 $100 $95 Total $995 $1,063 $1,027 % of Total Revenue U.S. 53% 55% 52% EMEA 27% 27% 28% APAC 11% 9% 11% AI 9% 9% 9% Total 100% 100% 100% NOTE: Historical amounts presented reflect the sale of ITPS In Constant Currency

© 2015 Avaya Inc. All rights reserved. 8 Balance Sheet and Operating Metrics (Dollars in millions, Balance sheet items as of the end of the period indicated) FQ2 2015 FQ1 2015 FQ2 2014 Total Cash and Cash Equivalents $332 $328 $384 Cash from Operations $81 $64 ($28) Capital Expenditures and Capitalized Software $34 $33 $27 Days Sales Outstanding 59 59 56 Inventory Turns 8.5 9.2 8.3 Headcount (as of the end of the period indicated) 12,435 12,572 13,560 Annualized Quarterly Revenue ($K) / Headcount (as of the end of the period indicated) $320 $343 $313 NOTE: Historical amounts presented reflect the sale of ITPS

AVAYA

Financial Summary

($M) Non-GAAP	2Q14 Actual	1Q15 Actual	2Q15 Actual	Business Model
Revenue	$1,060	$1,079	$995	$1,100 – $1,150
Gross Margin %	58.6%	60.1%	60.2%	58.5% – 59.5%
Oper Expense %	45.2%	42.3%	43.9%	38.5% – 39.5%
Oper Income %	13.4%	17.9%	16.3%	19% – 20.5%
Adj EBITDA $	$185	$239	$208	$250 – $275
Adj EBITDA %	17.5%	22.2%	20.9%	22.7% – 23.9%

For a reconciliation of non-GAAP to GAAP financial information, please see www.avaya.com/investors

Products & Services* (% of Total Avaya Revenue)

	FY 11	FY 12	FY 13	FY 14	2QF14	1QF15	2QF15
Flagship	32%	35%	39%	43%	42%	45%	46%
Core	48%	49%	47%	45%	45%	45%	45%

- Q2 Revenue down 3% YoY in constant currency
  - In line with recent sequential seasonal pattern
  - Private cloud & managed services up 9% YoY
- Gross Margin up 160 basis points from Q2'14
- Operating Income % up ~300 basis points YoY
- Adjusted EBITDA grew $23M or 12% YoY

GM, Op Inc, & Adj EBITDA %'s are as reported records for any fiscal Q2

- We have structured our model such that, assuming quarterly revenue between $1.1 billion and $1.15 billion dollars, our operational performance should generate adjusted EBITDA in the range of $250 and $275 million
- Expected FY 15 annual cash needs for Pension, Interest, Restructuring, CapEx, and Cash taxes <$900M

* Flagship includes Video, Avaya Aura®, IP Office, leading edge Contact Center, Wireless LAN, SBC, Ethernet/fabric switching, Avaya professional services, Avaya cloud and Avaya managed services
Core includes phones, gateways, servers, core contact center, and other managed and maintenance support services
Legacy includes legacy Nortel and Tenovis, excluding Networking

© 2015 Avaya Inc. All rights reserved.

NOTE: Historical amounts presented reflect the sale of ITPS

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© 2015 Avaya Inc. All rights reserved. 10 Avaya Debt Maturity Profile ($ in Billions, by calendar year) $0.1 $2.0 $1.1 $1.3 $1.4 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 2015 2016 2017 2018 2019 2020 2021  Well distributed maturity profile  Over $500M in liquidity (including cash & revolver capacity)  Extending maturities on $2.1B of 2017 and 2018 term loans to 2020  $332M Cash Balance: third consecutive quarter of increasing cash  Company on track to be free cash flow positive for FY ‘15 NOTE: Amounts shown are expected balances at maturity date; 2017 & 2018 are net of principal payments which total approximately $9.5M quarterly $0.6 $0.5 $1.3 $2.1 $1.4 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 2015 2016 2017 2018 2019 2020 2021 Overall Average Portfolio Interest Rate 6.9% PROFORMA Overall Average Portfolio Interest Rate 7.3% Today 5/7/15

© 2015 Avaya Inc. All rights reserved. 11 Fiscal Q3 2015 Financial Outlook (As Delivered 5/7/15)  In the past three years, the sequential change in revenue from the second fiscal quarter to the third fiscal quarter has ranged from a decrease of 1% to an increase of 3%  Given our current visibility, we believe fiscal third quarter revenue will sequentially increase and be in the range of $1,000 million to $1,040 million  We expect cash restructuring requirements for the third fiscal quarter to be between $25 million and $30 million NOTE: Avaya does not reiterate guidance or provide any form of mid-quarter update ($M) As Reported In Constant Currency Q3 FY ’14 $1,054 $1,020 Q2 FY ’15 $995 $995 Revenue Adjusted for Constant Currency As of 5/6/15

© 2015 Avaya Inc. All rights reserved. 12 Upcoming Events (See www.avaya.com/investors for additional details)  Wednesday, June 3, 2015 – Morgan Stanley Leveraged Finance Conference – New Orleans, LA – No company presentation  Thursday, June 11, 2015 – Barclays High Yield Bond and Syndicated Loan Conference – Colorado Springs, CO – Presenter: Dave Vellequette, CFO – Presentation Time: 8:10 AM MDT  Thursday, June 18, 2015 – Citi Leveraged Finance Leadership Conference – Deer Valley, UT – Presenter: Kevin Kennedy, CEO – Presentation Time: TBD Webcast links and details with supporting slides will be on the investor pages of our website www.avaya.com/investors

© 2015 Avaya Inc. All rights reserved. 13 Pension & Other Post-Retirement Benefits Trend ($M)  Cash payments are made either in compliance with applicable law and regulations where required, or to directly pay benefits where appropriate.  P&L Expense is recognized as retirement benefits are earned during the participants’ years of employment. Cash Effect (1) FY’13 Q1’14 Q2’14 Q3’14 Q4’14 FY’14 Q1’15 Q2’15 US Pension 108 23 24 59 54 160 15 25 Non-US Pension 25 5 15 4 3 27 4 13 OPEB 52 10 11 12 12 45 9 3 Total Cash Contributions 185 38 50 75 69 232 28 41 P&L Effect (1) FY’13 Q1’14 Q2’14 Q3’14 Q4’14 FY’14 Q1’15 Q2’15 US Pension 104 16 16 17 16 65 15 15 Non-US Pension 31 8 8 7 7 30 7 7 OPEB (5) 1 1 1 1 4 1 1 Total P&L Expenses 130 25 25 25 24 99 23 23 (1) Data source: Refer to “Benefit Obligations” section of Avaya’s 10- Q and 10-K for the applicable periods See slide 14 for amounts used in Adjusted EBITDA calculation (to reflect amortization of prior service costs and associated gains/losses)

© 2015 Avaya Inc. All rights reserved. 14 Non-GAAP Reconciliation Adjusted EBITDA * For reconciliation of adjusted EBITDA for the fourth quarter of 2014 see our Form 10-K filed with the SEC on November 26, 2014 at www.sec.gov. . 2015 2014 2015 2014 Loss from continuing operations (22)$ (123)$ (19)$ (180)$ Interest expense 110 116 222 235 Interest income (1) (1) (1) (1) (Benefit from) provision for income taxes (6) 1 (3) 27 Depreciation and amortization 92 118 186 237 173 111 385 318 Restructuring charges, net 10 42 25 49 Sponsors’ fees 2 2 4 4 Integration-related costs - 2 1 4 Loss on extinguishment of debt - 4 - 4 Third-party fees expensed in connection with the debt modification - 2 - 2 Non-cash share-based compensation 4 8 11 14 Change in certain tax indemnifications - (3) (9) (3) Venezuela hyperinflationary and devaluation charges - 2 - 2 Loss (gain) on foreign currency transactions 1 2 (5) - Pension/OPEB/nonretirement postemployment benefits and long- term disability costs 17 13 34 26 Other 1 - 1 2 Adjusted EBITDA 208$ 185$ 447$ 422$ EBITDA Three months ended March 31, Avaya Inc. Supplemental Schedule of Non-GAAP Adjusted EBITDA (Unaudited; in millions) Six months ended March 31,

Non-GAAP Reconciliation
Gross Margin and Operating Income

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)

	Three Months Ended				
	Mar. 31, 2014	**June 30, 2014**	**Sept. 30, 2014**	**Dec. 31, 2014**	**Mar. 31, 2015**
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin					
Gross Profit - Adjusted for discontinued operations	$ 597	$ 607	$ 655	$ 638	$ 592
Gross Margin - Adjusted for discontinued operations	56.3%	57.6%	58.2%	59.1%	59.5%
Items excluded:					
Amortization of acquired technology intangible assets	14	14	14	9	7
Share-based compensation	4	3	3	2	-
Incremental accelerated depreciation associated with vacating a facility	6	-	-	-	-
Non-GAAP Gross Profit - Adjusted for discontinued operations	$ 621	$ 624	$ 672	$ 649	$ 599
Non-GAAP Gross Margin - Adjusted for discontinued operations	58.6%	59.2%	59.7%	60.1%	60.2%
Reconciliation of Non-GAAP Operating Income					
Operating Income - Adjusted for discontinued operations	$ -	$ 48	$ 62	$ 104	$ 83
Percentage of Revenue	0.0%	4.6%	5.5%	9.6%	8.3%
Items excluded:					
Amortization of acquired intangible assets	71	70	70	66	64
Restructuring and impairment charges, net	42	45	71	15	10
Integration-related costs	2	1	3	1	-
Divestiture-related costs	-	2	-	-	-
Share-based compensation	8	6	5	7	4
Incremental accelerated depreciation associated with vacating certain facilities	19	-	-	-	-
Resolution of certain legal matters	-	8	-	-	-
Other	-	-	1	-	1
Non-GAAP Operating Income - Adjusted for discontinued operations	$ 142	$ 180	$ 212	$ 193	$ 162
Non-GAAP Operating Margin - Adjusted for discontinued operations	13.4%	17.1%	18.8%	17.9%	16.3%

© 2015 Avaya Inc. All rights reserved.

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AVAYA

Non-GAAP Reconciliation
Product and Services Gross Margins

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Three Months Ended				
	Mar. 31, 2014	June 30, 2014	Sept. 30, 2014	Dec. 31, 2014	Mar. 31, 2015
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products					
Revenue	$ 532	$ 511	$ 579	$ 549	$ 487
Costs (exclusive of amortization of acquired technology intangible assets)	206	199	221	203	182
Amortization of acquired technology intangible assets	14	14	14	9	7
GAAP Gross Profit	312	298	344	337	298
GAAP Gross Margin	58.6%	58.3%	59.4%	61.4%	61.2%
Items excluded:					
Amortization of acquired technology intangible assets	14	14	14	9	7
Incremental accelerated depreciation associated with vacating a facility	3	-	-	-	-
Non-GAAP Gross Profit	$ 329	$ 312	$ 358	$ 346	$ 305
Non-GAAP Gross Margin	61.8%	61.1%	61.8%	63.0%	62.6%
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services					
Revenue	$ 528	$ 543	$ 547	$ 530	$ 508
Costs	243	234	236	229	214
GAAP Gross Profit	285	309	311	301	294
GAAP Gross Margin	54.0%	56.9%	56.9%	56.8%	57.9%
Items excluded:					
Share-based compensation	4	3	3	2	-
Incremental accelerated depreciation associated with vacating a facility	3	-	-	-	-
Non-GAAP Gross Profit	$ 292	$ 312	$ 314	$ 303	$ 294
Non-GAAP Gross Margin	55.3%	57.5%	57.4%	57.2%	57.9%

© 2015 Avaya Inc. All rights reserved.

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